CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Representations and Warranties” and “Financial Highlights” in the Information Statement/Prospectus included in this Registration Statement (Form N-14) of Lincoln Variable Insurance Products Trust.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 30, 2026, each included in Post-Effective Amendment No. 277 to the Registration Statement (Form N-1A), File No. 033-70742 of Lincoln Variable Insurance Products Trust, filed with the Securities and Exchange Commission, and each incorporated by reference into the Information Statement/Prospectus and Statement of Additional information included in this Registration Statement.

We also consent to the incorporation by reference of our reports dated February 26, 2026, with respect to the financial statements and financial highlights of LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund and LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund (two of the series constituting the Lincoln Variable Insurance Products Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

July 21, 2026